Exhibit 10.13.5
THIRD MODIFICATION TO AMENDED AND RESTATED LOAN AGREEMENT

THIS THIRD MODIFICATION TO AMENDED AND RESTATED LOAN AGREEMENT (the "Modification Agreement") is made and entered into as of October 20, 2015 by and among FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with an office in Chattanooga, Tennessee, as Administrative Agent (“Agent”), and Lender, and the other Lenders party hereto (all of the Lenders are collectively referred to herein as the "Lenders"), and CBL & ASSOCIATES LIMITED PARTNERSHIP, as the Borrower, CBL & ASSOCIATES PROPERTIES, INC., as the Parent, the latter solely for the limited purposes set forth in Section 13.22 of the Amended and Restated Loan Agreement dated February 22, 2013, among the Borrower, the Parent, the Agent and the Lenders, as amended on December 16, 2013 and on January 16, 2015, and as it may be further amended from time to time (collectively, the "Loan Agreement").
WHEREAS, the Lenders have heretofore made a revolving credit loan as of February 22, 2013, to the Borrower in the principal amount of One Hundred Million and NO/100 Dollars ($100,000,000.00) (the "Revolving Loan") pursuant to the Loan Agreement and as evidenced by Revolving Credit Notes dated as of February 22, 2013, to each of the Lenders in the amount of each Lender’s Pro Rata Share (as defined in the Loan Agreement), as amended from time to time (the "Notes"); and
WHEREAS, the Borrower has requested an extension of the maturity date of the Revolving Loan and certain other changes and the Lenders are willing to allow such changes, but only upon the terms and conditions hereinafter described.
NOW, THEREFORE, in consideration of the premises, the continued extension of credit, and other good and valuable consideration, Borrower, Agent and Lenders agree as follows, to-wit:
1.Capitalized terms as used herein shall have the same meaning as contained in the Loan Agreement unless a different definition is provided herein.
2.Borrower shall execute and deliver to each Lender an amended and restated Revolving Credit Note reflecting the extended maturity date.
3.The Loan Agreement is hereby amended as follows:
(a)    In Section 1.1, the definition of "Applicable Facility Fee" is deleted and the following is substituted in lieu thereof:
“Applicable Facility Fee” means the percentage set forth in the table below corresponding to the Level at which the “Applicable Margin to Revolving Loan” is determined in accordance with the definition thereof upon the occurrence of a Credit Rating Election Event:

Level	Annual Facility Fee (to be paid quarterly)
1	0.125%
2	0.150%
3	0.200%
4	0.250%
5	0.300%

Any change in the applicable Level at which the Applicable Margin to Revolving Loan is determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee. The provisions of this definition shall be subject to Section 2.4.(d).

(b)    In Section 1.1, the definition of "Applicable Margin to Revolving Loan" is deleted and the following is substituted in lieu thereof:

The Applicable Margin to Revolving Loan shall mean the percentage rate set forth in the table below corresponding to the level (each, a “Level”) into which the Borrower’s Credit Rating then falls:

Level	Credit Rating	Applicable Margin (per annum)
1	A-/A3 or better	0.875%
2	BBB+/Baa1	0.925%
3	BBB/Baa2	1.00%
4	BBB/Baa3	1.20%
5	Lower than BBB-/Baa3	1.55%

Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 9.4.(l) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. During any period for which the Borrower has received three Credit Ratings which are not equivalent, the Applicable Margin to Revolving Loan will be determined by (a) the highest Credit Rating if the highest Credit Rating and the second highest Credit Rating differ by only one Level or (b) the average of the two highest Credit Ratings if they differ by two or more Levels (unless the average is not a recognized Level, in which case the Applicable Margin to Revolving Loan will be based on the Credit Rating one Level below the Level corresponding to the highest Credit Rating). During any period for which the Borrower has received only two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin to Revolving Loan will be determined by (i) the highest Credit Rating if they differ by only one Level or (ii) the average of the two Credit Ratings if they differ by two or more Levels (unless the average is not a recognized Level, in which case the Applicable Margin to Revolving Loan will be based on the Credit Rating one Level below the Level corresponding to the higher Credit Rating). During any period for which the Borrower has received no Credit Rating from Fitch, if the Borrower also ceases to have a Credit Rating from one of S&P or Moody’s, then the Applicable Margin to Revolving Loan shall be determined based on the remaining such Credit Rating. Notwithstanding any Credit Rating from Fitch, during any period in which neither S&P nor Moody’s has provided a Credit Rating corresponding to Level 4 or better to the Borrower, the Applicable Margin to Revolving Loan shall be determined based on Level 5. The provisions of this definition shall be subject to Section 2.4.(d).

(c)    In Section 1.1, the definition of "Maturity Date of Revolving Loan" is deleted and the following is substituted in lieu thereof:

"Maturity Date of Revolving Loan" means October 20, 2019, as such date or dates may be extended pursuant to Section 2.13.
(d)    Section 2.2(l) is deleted and the following is substituted in lieu thereof:
Replacement Issuing Bank. In the event the original Issuing Bank can no longer issue letters of credit, the Required Lenders shall designate a replacement Issuing Bank, which shall be one of the Lenders capable of issuing letters of credit and which replacement Issuing Bank shall consent to such designation as an Issuing Bank.

(e)    In Section 2.13, the definition of "Extension of Maturity Date" is deleted and the following is substituted in lieu thereof:
"Extension of Maturity Date" means the option of Borrower to extend the Maturity Date of Revolving Loan for twelve (12) months as long as: (a) a written request from Borrower requesting the extension is received no later than three (3) months prior to the expiration of the existing Maturity Date of Revolving Loan; (b) no Event of Default exists at the time of the request or at the time of expiration of the then existing Maturity Date of Revolving Loan; and (c) Borrower pays and extension fee equal to twenty (20) basis point times the aggregate of each Lender’s Revolving Commitment.
(f)    A new subsection shall be added at the end of Section 7.1 as follows:
(ab) FCPA. None of the Parent, the Borrower, any of the other Loan Parties, any of the other Subsidiaries, or any other Affiliate of the Parent or the Borrower (provided, however, such representation or warranty with respect to any Third Party Affiliate is made to the best knowledge of the Parent and the Borrower): (i) is in violation of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) and (ii) none of the proceeds from the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

(g)    Section 10.1(a) "Minimum Tangible Net Worth" is deleted in its entirety.
(h)    In Section 13.6(c) a new sentence shall be added at the end of that Section which reads as follows:
Notwithstanding anything contained in the above Section (c) to the contrary, to the extent the Lenders maintain the Register they are doing so in a non-fiduciary capacity.
(i)    Section 13.6(g) shall be deleted and the following substituted in lieu thereof:
No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld, conditioned, or delayed, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.
(j)    In Section 13.7 a new subsection shall be added at the end of that Section which reads as follows:

(xii) amend to allow the issuance of any Letter of Credit with a expiry date beyond the Maturity Date.
(k)    At the end of Section 13.8 a new sentence shall be added as follows:
The Borrower and the Parent acknowledge the Administrative Agent, the Issuing Bank or the Lender may from time to time have economic interests that conflict with those of the Borrower and the Parent.
(l)    EXHIBIT "E," FORM OF REVOLVING NOTE" is deleted and the Form of Revolving Note attached as Exhibit "A" hereto is substituted in lieu thereof.
4.Upon Borrower's execution of this Modification Agreement, the Borrower shall pay all fees and expenses incident to this Modification Agreement, including but not limited to: (a) 25 basis points to each Lender based upon each Lender’s Revolving Commitment; and (b) the Lenders’ attorneys' fees and recording costs.
5.The Borrower hereby authorizes and directs the Agent to take any action necessary to conform the Loan Documents to the terms as herein modified and by these presents accepts and confirms its liability under the Loan Documents with the terms as herein modified.
6.All of the representations and warranties set forth in the Loan Agreement are and remain true and correct on and as of the date of this Modification Agreement with the same effect as though such representations and warranties had been made on and as of this date (except for those representations and warranties which were specifically made to be effective as of the Agreement Date, and which representations and warranties otherwise remain true and correct as of the Agreement Date).
7.The Borrower is in full compliance with all of the terms and provisions set forth in the Loan Agreement and the other Loan Documents, and no Event of Default as specified in the Agreement or the other Documents, nor any event which, upon notice, lapse of time or both, would constitute an Event of Default thereunder, has occurred and is continuing, and the effectiveness of this Modification Agreement is conditioned on the foregoing.
8.The Borrower agrees that amendments to the Loan Agreement shall in no way affect or otherwise release any collateral held by the Lenders as security for the Loan Agreement and the other Loan Documents. The Borrower acknowledges and agrees that any collateral held by the Lenders as such security shall continue to secure the Loan Agreement and the other Loan Documents to the same extent and in the same manner as if the foregoing modifications had not been effected.
9.The Borrower agrees that neither this Modification Agreement nor any other document executed prior to the date of this Modification Agreement shall constitute a waiver of any Event of Default or default or breach under the Loan Agreement or any of the other Loan Documents or a waiver of any other rights and remedies of the Agent and Lenders under the Loan Agreement, such other Loan Documents or applicable law.

10.In order to induce the Lenders to execute, deliver, and perform its covenants under this Modification Agreement, Borrower further covenants, represents and warrants to the Agent and the Lenders that:
(a)    This Modification Agreement is not being made or entered into with the actual intent to hinder, delay, or defraud any entity or person, and, by entering into this Agreement, the ability of Borrower to pay and to otherwise perform its obligations to other creditors is materially enhanced.
(b)    This Modification Agreement is not intended by the parties to be a novation, and, except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Loan Agreement and the other Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed.
(c)    No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Bankruptcy Code, has been instituted or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its affiliates.
(d)    The execution of this Modification Agreement by the Borrower and the performance by the Borrower of its obligations hereunder have been duly authorized by all requisite company action, and will not violate or result in a breach or constitute a default under any of the Borrower's organizational documents or any agreements to which the Borrower is a party or by which it or its property is bound.
11.The Borrower, the Agent and the Lenders hereby acknowledge and agree that this Modification Agreement shall not (i) be construed to be a waiver of or forbearance with respect to any breach, default or event of default that may have occurred or may occur in the future under the Loan Agreement, or any of the other Loan Documents (collectively, "Other Defaults"), or (ii) hinder, restrict or otherwise modify the rights and remedies of the Agent or the Lenders following the occurrence of any Other Defaults.
12.The Borrower, the Agent and the Lenders agree as follows:
(a)    Any default under this Modification Agreement will be an Event of Default under the Loan Agreement.
(b)    Any future waiver, alteration, amendment or modification of any of the provisions of this Modification Agreement shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that this Modification Agreement cannot be modified orally, by course of dealing or by implied agreement. Moreover, any delay by the Agent or the Lenders in enforcing its rights after a default or event of default shall not be a release or waiver of the default or event of default and shall not be relied upon by the Borrower as a release or waiver of the default.

(c)    This Modification Agreement is be binding upon and inures to the benefit of the parties hereto, their heirs, executors, administrators, successors, legal representatives and assigns.
(d)    The headings in this Modification Agreement are for convenience of reference only and shall not in any way affect the interpretation or construction of this Modification Agreement. In the event any provision of this Modification Agreement is determined to be unenforceable under applicable law, such determination will not be deemed to affect the enforceability of the other provisions of this Modification Agreement, and all such other provisions will remain in full force and effect.
(e)    This Modification Agreement is deemed to be one of the Loan Documents.
13.THE BORROWER ACKNOWLEDGES AND AGREES THAT THERE ARE NO EXISTING OFFSETS, DEFENSES OR COUNTERCLAIMS TO THE OBLIGATIONS OF THE BORROWER, AS SET FORTH IN THE LOAN AGREEMENT OR IN ANY OF THE OTHER LOAN DOCUMENTS, AND THAT THE BORROWER HAS NO EXISTING CLAIM FOR DAMAGES AGAINST THE AGENT OR THE LENDERS ARISING OUT OF OR RELATED TO THE LOAN OR THE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND, IF AND TO THE EXTENT (IF ANY) THAT THE BORROWER HAS OR MAY HAVE ANY SUCH EXISTING CLAIM (WHETHER KNOWN OR UNKNOWN), THE BORROWER DOES HEREBY FOREVER RELEASE AND DISCHARGE, IN ALL RESPECTS, THE AGENT AND THE LENDERS WITH RESPECT TO SUCH CLAIMS.
14.The Borrower further agrees that all terms and conditions of the Loan Agreement and Loan Documents shall remain in full force and effect except as modified in the First Modification to Amended and Restated Loan Agreement dated December 16, 2013 among the Borrower, the Lenders and others, the Second Modification to Amended and Restated Loan Agreement dated January 16, 2015 among the Borrower, the Lenders, and others and this Modification Agreement.
[ Continued on following page. ]

IN WITNESS WHEREOF, the parties have executed this Third Modification to Amended and Restated Loan Agreement the day and year first above written.

BORROWER:
CBL & ASSOCIATES LIMITED PARTNERSHIP

By:	CBL Holdings I, Inc., its sole general partner
By:	/s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Executive Vice President and Chief Financial Officer

PARENT:

CBL & ASSOCIATES PROPERTIES, INC., solely for the limited purposes set forth in Section 13.22
By:	/s/ Farzana K. Mitchell
Name:	Farzana K. Mitchell
Title:	Executive Vice President and Chief Financial Officer

(Signatures Continued on Next Page)

(Signature Page to Third Modification of Amended and Restated Loan Agreement)

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Gregory L. Cullum
Name:	Gregory L. Cullum
Title:	Senior Vice President

(Signatures Continued on Next Page)

(Signature Page to Third Modification of Amended and Restated Loan Agreement)

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Brad Bowen
Name:	Brad Bowen
Title:	Vice President

(Signatures Continued on Next Page)

(Signature Page to Third Modification of Amended and Restated Loan Agreement)

GOLDMAN SACHS BANK USA

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

(Signatures Continued on Next Page)

(Signature Page to Third Modification of Amended and Restated Loan Agreement)

SYNOVUS BANK

By:	/s/ David W. Bowman
Name:	David W. Bowman
Title:	Director

(Signatures Continued on Next Page)

(Signature Page to Third Modification of Amended and Restated Loan Agreement)

TRUSTMARK NATIONAL BANK

By:	/s/ Logan Welch
Name:	Logan Welch
Title:	Commercial Relationship Manager

(Signatures Continued on Next Page)

(Signature Page to Third Modification of Amended and Restated Loan Agreement)

WHITNEY BANK

By:	/s/ Brian W. Callender
Name:	Brian W. Callender
Title:	Vice President

(Signatures Continued on Next Page)

(Signature Page to Third Modification of Amended and Restated Loan Agreement)
Although Bank of America, N. A. is not a participant in the Revolving Loan it is a participant in the Term Loan and is signing this Third Modification of Amended and Restated Loan Agreement for the sole purpose of acknowledging that the Minimum Tangible Net Worth covenant is being deleted per the terms of this Third Modification of Amended and Restated Loan Agreement.

BANK OF AMERICA, N.A.

By:	/s/ Kyle Erikson Workinger
Name:	Kyle Erikson Workinger
Title:	Vice President

(End of Signatures)

EXHIBIT "A" TO THIRD MODIFICATION OF AMENDED AND RESTATED LOAN AGREEMENT
EXHIBIT E
FORM OF REVOLVING NOTE

REVOLVING CREDIT NOTE
THIS SENTENCE WILL BE DELETED IN THE NOTES FOR THE BANKS WHICH DID NOT PARTICIPATE IN THE PRIOR LOAN: [This Revolving Credit note amends and replaces that certain Revolving Credit Note dated _____________, 20__ in the original principal sum of $_______________ from the undersigned payable to the order of the below named Lender (the "Existing Note").]

$ ________________	Chattanooga, Tennessee Dated as of ____________, 20__

On ___________, 20___ (the "Maturity Date"), unless sooner accelerated as provided herein, the undersigned, CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), promises to pay to the order of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association having a place of business in Chattanooga, Tennessee (the "Lender"), the principal sum of _________ Million _________ Hundred Thousand and NO/100 Dollars ($________.00), value received, together with interest from date advanced until paid, upon disbursed and unpaid principal balances, at the rate(s) hereinafter specified, said interest being payable monthly on the fifth day of each month commencing on ______________ 5, 20__, with the final installment of interest being due and payable concurrently on the same date that the principal balance is due hereunder.
This Note is a “Revolving Note” referred to in the Amended and Restated Loan Agreement dated as of February 22, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, Administrative Agent and the other financial institutions party thereto and their assignees under Section 13.6. thereof, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Loan Agreement.
Subject to the limitations hereinafter set forth, each advance hereunder shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period (hereinafter defined) to and including the last day of such Interest Period at a rate per annum equal to the sum of (a) the Applicable Margin to Revolving Loan, plus (b) the LIBOR Rate. "LIBOR Rate" shall mean the independent index which is the London Interbank Offered Rate of interest for an interest period of one (1) month, which appears on Bloomberg page BBAM under the column heading “USD” on the day that is two (2) London Business Days preceding the end of each Interest Period (the “Reset Date”). “London Business Day” shall mean any day on which commercial lenders in London, England are open for general business. If the LIBOR Rate, as defined above, is not available or is not published for any Reset Date, then LIBOR Rate shall mean the per annum rate of interest equal to the sum of the Base Rate plus one and ninety five hundredths percent (1.95%) per annum, which rate shall become effective at the beginning of the next Interest Period. As used herein "Interest Period" initially means from the date of this Note through the end of the current month and then each calendar month thereafter, with the LIBOR Rate adjusting based upon the grid below:
The Applicable Margin to Revolving Loan shall mean the percentage rate set forth in the table below corresponding to the level (each, a “Level”) into which the Borrower’s Credit Rating then falls:

Level	Credit Rating	Applicable Margin to Revolving Loan (per annum)
1	A-/A3 or better	0.875%
2	BBB+/Baa1	0.925%
3	BBB/Baa2	1.00%
4	BBB/Baa3	1.20%
5	Lower than BBB-/Baa3	1.55%

Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 9.4.(l) of the Loan Agreement that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. During any period for which the Borrower has received three Credit Ratings which are not equivalent, the Applicable Margin to Revolving Loan will be determined by (a) the highest Credit Rating if the highest Credit Rating and the second highest Credit Rating differ by only one Level or (b) the average of the two highest Credit Ratings if they differ by two or more Levels (unless the average is not a recognized Level, in which case the Applicable Margin to Revolving Loan will be based on the Credit Rating one Level below the Level corresponding to the highest Credit Rating). During any period for which the Borrower has received only two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin to Revolving Loan will be determined by (i) the highest Credit Rating if they differ by only one Level or (ii) the average of the two Credit Ratings if they differ by two or more Levels (unless the average is not a recognized Level, in which case the Applicable Margin to Revolving Loan will be based on the Credit Rating one Level below the Level corresponding to the higher Credit Rating). During any period for which the Borrower has received no Credit Rating from Fitch, if the Borrower also ceases to have a Credit Rating from one of S&P or Moody’s, then the Applicable Margin to Revolving Loan shall be determined based on the remaining such Credit Rating. Notwithstanding any Credit Rating from Fitch, during any period in which neither S&P nor Moody’s has provided a Credit Rating corresponding to Level 4 or better to the Borrower, the Applicable Margin to Revolving Loan shall be determined based on Level 5.
The annual interest rate for this Note is computed on a 365/366 basis; that is, by applying the ratio of the annual interest rate over a year of 365/366 days, as the case may be, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.
So long as no Event of Default or Default under the terms and provisions of the Loan Agreement is continuing (and in the case of any borrowing subject to the satisfaction of the conditions precedent to borrowing set forth in the Loan Agreement) the Borrower may borrow, repay and reborrow up to the principal amount of this Note.
In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, or if the LIBOR Rate or an acceptable substitute rate is no longer published or is unavailable for any reason, the indebtedness hereby evidenced shall bear interest at Administrative Agent’s Base Rate. "Base Rate" means the base commercial rate of interest established from time to time by Administrative Agent. The Base Rate is currently _______________ percent (_____%) per annum.
This Note is secured by a Guaranty Agreement dated February 22, 2013, from CBL & Associates Properties, Inc., as such Guaranty Agreement may be amended from time to time.
All installments of interest, and the principal hereof, are payable for the account of the Lender at the office of Administrative Agent, 701 Market Street, Chattanooga, Tennessee 37402, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.
Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest from the date due at the lesser of (a) Post-Default Rate or (b) the maximum effective variable contract rate which it is lawful for the holder hereof to charge.
For any payment which is not made within ten (10) days of the due date for such payment, the Borrower shall pay a late fee, including without limitation loans which are renewed more than ten (10) days after the due date even though the renewal may be dated as of the past-due payment date. The late fee shall be equal to five percent (5%) of the unpaid portion of the past-due payment.
Upon the occurrence of an Event of Default, then, in such event, the entire unpaid principal balance of the indebtedness evidenced hereby together with all interest then accrued, shall, at the absolute option of the Lender, at once become due and payable, without demand or notice, the same being expressly waived.
If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Lender in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Borrower, the Parent or any other Loan Party against the Lender, the Borrower shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee.
The Borrower and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability hereon.
It is the intention of the Lender and the Borrower to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the Lender ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which the Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Borrower, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which Lender may lawfully charge under applicable law from time to time in effect, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the Lender and the Borrower, that operates to bind, obligate, or compel the Borrower to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the Lender and the Borrower that is in conflict with the provisions of this paragraph.
No recourse shall be had, whether by levy or execution or otherwise, for the payment of any obligations due or for any claim under this Note against any of Borrower's principals, shareholders, officers, directors, agents, trustees, advisors or employees, except with respect to

(i) CBL & Associates Properties, Inc. under any Guaranty Agreement dated February 22, 2013, as amended from time to time, and for any failure to abide by sections of the Loan Agreement applicable to it, and (ii) any Material Subsidiary under any Guaranty Agreement dated after the date hereof, as amended from time to time.
This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statue) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Borrower be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.
CBL Holdings I, Inc., Borrower’s sole general partner, its successors and assigns shall not be personally liable for the payment of this Note except to the extent set forth in Section 13.21 of the Loan Agreement.
The principal amount of this Note may be prepaid in whole or in part at any time, and from time to time without penalty or premium.
THIS PARAGRAPH WILL BE DELETED IN THE NOTES FOR THE BANKS WHICH DID NOT PARTICIPATE IN THE PRIOR LOAN: This Note is an amendment to and replacement of the Existing Note. All references herein to the “Note” shall collectively refer to this Revolving Credit Note. The execution and delivery of this Note does not constitute payment, cancellation, satisfaction, discharge, release or novation of the Existing Note.
To the extent there is a conflict between the terms of this Note and the terms of the Loan Agreement, the Loan Agreement shall govern and control.
(Signatures on Next Page)

[Signature Page to Revolving Credit Note]

BORROWER:
CBL & ASSOCIATES LIMITED PARTNERSHIP
By:	CBL Holdings I, Inc., its sole general partner
By:
Name:	Farzana K. Mitchell
Title:	Executive Vice President and Chief Financial Officer

STATE OF TENNESSEE:
COUNTY OF HAMILTON:

Personally appeared before me, ________________________, a Notary Public in and for said State and County duly commissioned and qualified, Farzana K. Mitchell, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged that she executed the within instrument for the purposes therein contained, and who further acknowledged that she is the Executive Vice President and Chief Financial Officer of CBL Holdings I, Inc. (the "Constituent"), the sole general partner of CBL & Associates Limited Partnership, a Delaware limited partnership (the "Borrower") and is authorized by the Borrower or by its Constituent, the Constituent being authorized by the Borrower, to execute this instrument on behalf of the Borrower.
WITNESS my hand, at office, this ____ day of ______________, 20____.

Notary Public

My Commission Expires:

(Notary Seal)